Exhibit 10.16

AGREEMENT FOR THE SALE OF COMMERCIAL REAL ESTATE

This form recommended and approved for, but not restricted to use by, the members of the Pennsylvania Association of REALTORS® (PAR).

PA LICENSED BROKER	PA LICENSED BROKER
LISTING BROKER (Company)	SELLING BROKER (Company)
JOHN HILL REAL ESTATE
ADDRESS	ADDRESS 231, Market Street
Johnstown, Pennsylvania, 15901
PH FAX	PH (814) 536-8746 FAX (814) 535-2758
DESIGNATED AGENT FOR SELLER (if applicable)	DESIGNATED AGENT FOR BUYER (if applicable)

This Agreement, dated April 7, 2004, is between

1.	PRINCIPALS: GENERAL KENETICS, INCORPORATED

10688 – D, Crestwood Drive, Manassas, Virginia, 20109, called “Seller,” and

PAUL J. PETROVICH TRUST, c/o John Hill Real Estate

231 Market Street, Johnstown, Pennsylvania, 15901, called “Buyer.”

2.	PROPERTY. Seller hereby agrees to sell and convey to Buyer, who hereby agrees to purchase:
ALL THAT CERTAIN lot or piece of ground with buildings and improvements thereon erected, if any, known as:

G.K.T. Building, 110 Sunray Drive, Johnstown, Pennsylvania, 15905

in the Township of Upper Yoder County of Cambria State of Pennsylvania Zip Code 15905

Zoning Classification: 0–3

Failure of this agreement to contain the zoning classification (except in cases where the property {and each parcel thereof, if subdividable} is zoned solely or primarily to permit single-family dwellings) will render this agreement voidable at the option of the Buyer, and, if voided, any deposits tendered by the Buyer will be returned to the Buyer without any requirement for court action.

Tax Parcel No.  62 – 6 – 106    Deed Book  1180    Page No.  157

3.	TERMS (1-00)

(A)	Purchase Price ONE MILLION ($1,000,000.00) U.S. Dollars to be paid to the Seller by the Buyer as follows:

1. Cash or check at signing this agreement:	$
2. Cash or check within days of the execution of this Agreement :	$
3.	$
4.	$
5. Cash, cashier’s or certified check at time of settlement:	$1,000,000.00
TOTAL PRICE	$1,000,000.00

(B)	Deposits paid on account of purchase price to be held by Listing Broker, unless otherwise stated here:

(C)	Seller’s written approval to be on or before: April 14, 2004

(D)	Settlement to be made on or before: May 15, 2004

(E)	Conveyance from Seller will be by fee simple deed of special warranty unless otherwise stated here: General Warranty

(F)	Payment of transfer taxes will be divided equally between Buyer and Seller unless otherwise stated here:

(G)	At time of settlement, the following will be adjusted pro-rata on a daily basis between Buyer and Seller, reimbursing where applicable: taxes; rents; interest on mortgage assumptions; condominium fees, if any; water and/or sewer fees, if any, together with any other lienable municipal service. The charges are to be pro-rated for the period(s) covered: Seller will pay up to and including the date of settlement; Buyer will pay for all days following settlement, unless otherwise stated here:

4.	POSSESSION (1-98)

(A)	Possession is to be delivered by deed, keys and:

1.	Physical possession to a vacant building (if any) broom-clean, free of debris at day and time of settlement, AND/OR

2.	Assignment of existing lease(s), together with any security deposits and interest, at time of settlement, if Property is tenant-occupied at the execution of this Agreement or unless otherwise specified herein.

Buyer will acknowledge existing lease(s) by initialing said lease(s) at time of signing this Agreement, if Property is tenant-occupied.

(B)	Seller will not enter into any new leases, written extension of existing leases, if any, or additional leases for the Property without expressed written consent of Buyer.

(C)	Buyer reserves the right to make a pre-settlement inspection of the subject property.

5.	FIXTURES & PERSONAL PROPERTY (1-00)

(A)	INCLUDED in this sale and purchase price are all existing items permanently installed in the Property, free of liens, including plumbing; heating; lighting fixtures; water treatment systems; any remaining heating fuels stored on the Property at the time of settlement; and built-in air conditioners, unless otherwise stated. Also included:

(B)	LEASED items (items not owned by Seller):

(C)	EXCLUDED fixtures and items:

6.	SPECIAL CLAUSES (1-00)

(A) ☒	Buyer and Seller have received the Consumer Notice as adopted by the State Real Estate Commission at 49 Pa. Code §35,366.

(B)	It is understood and agreed that this agreement is contingent upon G.K.I. entering into a Lease as outlined in the option agreement dated May 20, 2003.

(C)	The within offer is also contingent upon the buyer obtaining financing.

Buyer Initials : /s/ JFH	Seller Initials: /s/ SS
COPYRIGHT PENNSYLVANIA ASSOCIATION OF REALTORS® 1989

Seller represents that the property is served by:

☒	Public Water

☐	On-site Water

☐	Community Water

☐	None

☐

Seller further warrants that this system(s) is fully paid for as of the date of this Agreement.

8.	STATUS OF SEWER (1-00)

Seller represents that the property is served by:

☒	Public Sewer

☐	Community Sewage Disposal System

☐	Off-Property Sewage Disposal System

☐	Individual On-Lot Sewage Disposal System (See Sewage Notice 1)

☐	Individual On-Lot Sewage Disposal System in Proximity to Well (See Sewage Notice 1; see Sewage Notice 4, if applicable)

☐	Ten-acre Permit Exemption (See Sewage Notice 2)

☐	Holding Tank (See Sewage Notice 3)

☐	None (See Sewage Notice 1)

☐	None Available (See Sewage Notice 5 or Sewage Notice 6, as applicable)

☐

Seller further warrants that this system(s) is fully paid for as of the date of this Agreement.

9.	PROPERTY DEFECTS DISCLOSURE

(A)	Owner represents and warrants that Owner has no knowledge except as noted in this Agreement:

1.	That the premises have been contaminated by any substance in any manner which requires remediation;

2.	That the property contains wetlands, flood plains, or any other environmentally sensitive areas, development of which is limited or precluded by law;

3.	That the property contains asbestos, polychlorinated biphenyls, lead-based paint or any other substance, the removal or disposal of which is subject to any law or regulation except for items discovered during the due diligence and environmental study conducted by the buyer.

4.	That any law has been violated in the handling or disposing of any material or waste or the discharge of any material into the soil, air, surface water, or ground water.

(B)	Seller and Buyer acknowledge that Broker:

1.	Is a licensed real estate broker;

2.	Is not an expert in construction, engineering, or environmental matters; and

3.	Has not made and will not make any representations or warranties nor conduct investigations of the environmental condition or suitability of the property or any adjacent property, including whether:

a.	The premises have been contaminated by any substance in any manner that requires remediation;

b.	The property contains wetlands, flood plains, or any other environmentally sensitive areas, the development of which is limited or precluded by law;

c.	The property contains asbestos, polychlorinated biphenyls, lead-based paint or any other substance, the removal or disposal of which is subject to any law or regulation; and

d.	Any law has been violated in the handling or disposing of any material or waste or the discharge of any material into the soil, air, surface water, or ground water, except as noted in this Agreement.

(C)	Seller agrees to indemnify and to hold Brokers harmless from and against all claims, demands, or liabilities, including attorneys’ fees and court costs, which arise from or are related to the environmental condition or suitability of the property prior to, during, or after Seller’s occupation of the property including without limitation any:

1.	Contamination of the property as defined in paragraph 9(A)(1);

2.	Presence of any environmentally sensitive areas on the property as defined in paragraph 9(A)(2);

3.	Presence on the property of any substances which are the subject of paragraph 9(A)(3); or

4.	Violation of the law as described in paragraph 9(A)(4).

(D)	The provisions of this Section will survive the performance of this Agreement.

10.	NOTICES & ASSESSMENTS

(A)	Seller represents, as of the acceptance date of this Agreement, that no public improvement assessments have been made against the premises which remain unpaid and that no notice by any government or public authority has been served upon the Seller or anyone on the Seller’s behalf, including notices relating to violations of zoning, building, safety, or fire ordinances which remain uncorrected unless otherwise specified herein.

(B)	Any notice of improvements or assessments received on or before the date of Seller’s acceptance of this Agreement, unless improvements consist of sewer or water lines not in use, will be the responsibility of the Seller; any notices received thereafter will be the responsibility of the Buyer.

(C)	If required by law, Seller will deliver to Buyer, on or before settlement, a certification from the appropriate municipal department or departments disclosing notice of any uncorrected violation of zoning, building, safety, or fire ordinances.

(D)	Buyer is advised that access to a public road may require issuance of a highway occupancy permit from the Department of Transportation.

11.	TITLE, SURVEYS & COSTS (1-00)

(A)	The Property is to be conveyed free and clear of all liens, encumbrances, and easements, EXCEPTING HOWEVER the following: existing deed restrictions, historic preservation restrictions or ordinances, building restrictions, ordinances, easements of roads, easements visible upon the ground, easements or record, privileges or rights of public service companies, if any; otherwise the title to the above described real estate will be good and marketable and such as will be insured by a reputable Title Insurance Company at the regular rates.

(B)	In the event Seller is unable to give a good and marketable title and such as will be insured by a reputable Title Company at the regular rates, as specified in paragraph 11(A), Buyer will have the option of taking such title as Seller can give without changing the price or of being repaid all monies paid by Buyer to Seller on account of purchase price and Seller will reimburse Buyer for any costs incurred by Buyer for those items specified in paragraph 11(C) and in paragraph 11(D) items (1), (2), (3); and in the latter event there will be no further liability or obligation on either of the parties hereto and this Agreement will become VOID.

(C)	Any survey or surveys which may be required by the Title Insurance Company or the abstracting attorney, for the preparation of an adequate legal description of the Property (or the correction thereof), will be secured and paid for by Seller. However, any survey or surveys desired by Buyer or required by the mortgage lender will be secured and paid for by Buyer.

Buyer Initials: /s/ JFH	Seller Initials : /s/ SS

(D)	Buyer will pay for the following: (1) the premium for mechanics lien insurance and/or title search, or fee for cancellation of same, if any; (2) The premiums for flood insurance and/or fire insurance with extended coverage, insurance binder charges or cancellation fee, if any; (3) Appraisal fees and charges paid in advance to mortgage lender, if any; (4) Buyer’s customary settlements costs and accruals.

12.	RECORDING This Agreement will not be recorded in the Office of the Recorder of Deeds or in any other office or place of public record. If Buyer causes or permits this Agreement to be recorded, Seller may elect to treat such act as a breach of this Agreement.

13.	ASSIGNMENT This Agreement will be binding upon the parties, their respective heirs, personal representatives, guardians and successors, and, to the extent assignable, on the assigns of the parties hereto. It is expressly understood, however, that the Buyer will not transfer or assign this Agreement without the written consent of the Seller.

14.	DEPOSIT & RECOVERY FUND (1-00)

(A)	Deposits paid by Buyer within 30 days of settlement will be by cash, cashier’s or certified check. Deposits, regardless of the form of payment and the person designated as payee, will be paid to Broker or party identified in paragraph 3(B), who will retain them in an escrow account until consummation or termination of this Agreement in conformity with all applicable laws and regulations. Any uncashed check tendered as deposit may be held pending the acceptance of this offer.

(B)	In the event of a dispute over entitlement to deposit monies, a broker holding the deposit is required by the Rules and Regulations of the State Real Estate Commission (49 Pa. Code §35.327) to retain the monies in escrow until the dispute is resolved. In the event of litigation for the return of deposit monies, a broker will distribute the monies as directed by a final order of court or the written agreement of the parties. Buyer and Seller agree that, in the event any broker or affiliated licensee is joined in litigation for the return of deposit monies, the attorneys’ fees and costs of the broker(s) and licensee(s) will be paid by the party joining them.

(C)	A Real Estate Recovery Fund exists to reimburse any persons who have obtained a final civil judgment against a Pennsylvania real estate licensee owing to fraud, misrepresentation, or deceit in a real estate transaction and who have been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details about the Fund, call (717) 783-3658, or (800) 822-2113 (within Pennsylvania) and (717) 783-4854 (outside Pennsylvania).

15.	MAINTENANCE & RISK OF LOSS

(A)	Seller will maintain the property, and any personal property specified herein, in its present condition, normal wear and tear excepted.

(B)	Seller will promptly notify the Buyer if, at any time prior to the time of settlement, all or any portion of the property is condemned, destroyed, or damaged as a result of any cause whatsoever.

(C)	Seller will bear risk of loss from fire or other causes until time of settlement. In the event that damage to any property included in this sale is not repaired or replaced prior to settlement, Buyer will have the option of rescinding this Agreement and receiving all monies paid on account or of accepting the property in its then condition together with the proceeds of any insurance recovery obtained by Seller. Buyer is hereby notified that he/she may insure his/her equitable interest in this property as of the time this Agreement is accepted.

16.	REPRESENTATIONS (1-00)

(A)	Buyer understands that any representations, claims, advertising, promotional activities, brochures or plans of any kind made by Seller, Brokers, their licensees, employees, officers, or partners are not a part of this Agreement unless expressly incorporated or stated in this Agreement.

(B)	It is understood that Buyer has inspected the property before signing this Agreement (including fixtures and any personal property specifically scheduled herein), or has waived the right to do so, and has agreed to purchase it in its present condition unless otherwise stated in this Agreement. Buyer acknowledges that Brokers, their licensees, employees, officers or partners have not made an independent examination or determination of the structural soundness of the Property, the age or condition of the components, environmental conditions, the permitted uses, or of conditions existing in the locale where the Property is situated; nor have they made a mechanical inspection of any of the systems contained therein.

(C)	It is further understood that this Agreement contains the whole agreement between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale. Furthermore, this Agreement will not be altered, amended, changed, or modified except in writing executed by the parties.

(D)	The headings, captions, and line numbers in this Agreement are meant only to make it easier to find the paragraphs.

17.	TIME OF THE ESSENCE-DEFAULT (1-00)

The said time for settlement and all other times referred to for the performance of any of the obligations of this Agreement are hereby agreed to be of the essence of this Agreement. For the purposes of this Agreement, number of days will be counted from the date of execution, by excluding the day this Agreement was executed and including the last day of the time period. Should Buyer:

(A)	Fail to make any additional payments as specified in paragraph 3; OR

(B)	Furnish false or incomplete information to Seller, Listing Broker, Selling Broker, or the mortgage lender, if any, concerning Buyer’s legal or financial status, or fail to cooperate in the processing of the mortgage loan application, which acts would result in the failure to obtain the approval of a mortgage loan commitment; OR

(C)	Violate or fail to fulfill and perform any other terms or conditions of this Agreement; then in such case, Seller has the option of retaining all sums paid by Buyer, including the deposit monies. 1) on account of purchase price, or 2) as monies to be applied to Seller’s damages, or 3) as liquidated damages for such breach, as Seller may elect, unless otherwise checked below.

☐	Seller is limited to retaining sums paid by Buyer, including deposit monies, as liquidated damages. If seller elects to retain all sums paid by Buyer, including deposit monies, as liquidated damages, Buyer and Seller will be released from further liability or obligation and this Agreement will be VOID.

18.	BROKERS (1-00) The Business Relationships between the Broker(s) and Seller and Buyer are as follows, UNLESS a different relationship is checked below.

(A)	The Listing Broker is Agent for Seller.

(B)	The Selling Broker is Agent for Buyer.

(C)	When the Listing Broker and Selling Broker are the same, the Broker is a Dual Agent. Dual Agency applies to all licensees, UNLESS there is a Designated Agent for Seller and a Designated Agent for Buyer. If the same Licensee is designated for Seller and Buyer, the Licensee is a Dual Agent.

A.	Business Relationship exists that is different from above, as follows:

☐	The Selling Broker is the Agent/Subagent for Seller.

☐	The Selling Broker is a Transaction Licensee.

☐	The Listing Broker is a Transaction Licensee.

(D)	Broker(s) may perform services to assist unrepresented parties in complying with the terms of this Agreement.

Buyer Initials: /s/ JFH	Seller Initials: /s/ SS

bly resolved. After written demand for arbitration by either Buyer or Seller, each party will select a competent and disinterested arbitrator. The two so selected will select a third. If selection of the third arbitrator cannot be agreed upon within 30 days, either party may request that selection be made by a judge of a court of record in the county in which arbitration is pending. Each party will pay its chosen arbitrator, and bear equally expenses for the third and all other expenses of arbitration. Arbitration will be conducted in accordance with the provisions of Pennsylvania Common Law Arbitration 42 Pa. C.S.A. §7341 et. seq. This agreement to arbitrate disputes arising from this Agreement will survive settlement.

20.	NOTICE BEFORE SIGNING (1-00)

When signed by both parties, this is a legal contract. Buyer and Seller acknowledge that Brokers have advised them to consult and retain experts concerning the legal and tax effects of this Agreement and the completion of the sale, as well as the condition and/or legality of the Property, including, but not limited to, the Property’s improvements, equipment, soil, tenancies, title and environmental aspects. Return by facsimile transmission (FAX) of this Agreement, and all addenda, bearing the signatures of all parties, constitutes acceptance of this Agreement.

Buyer acknowledges receiving a copy of this Agreement at the time of signing.

WITNESS _________________________  BUYER /s/ James F. Hargreaves DATE 4/8/04

Buyer Name (print) PAUL J. PETROVICH ESTATE SS/TI # ______________

Mailing Address c/o John Hill Real Estate, 231 Market Street, Johnstown, Pennsylvania, 15901

Phone #s _______________ FAX # _______________ E-Mail _______________

WITNESS_________________________ BUYER ____________________DATE _____________________

Buyer Name (print) ________________________________________SS/TI # ____________________

Mailing Address____________________________________________________________________

Phone #s _______________ FAX # _______________ E-Mail ________________________________

WITNESS _________________________BUYER ____________________DATE _____________________

Buyer Name (print) ________________________________________SS/TI # ____________________

Mailing Address____________________________________________________________________

Phone #s _______________ FAX # _______________ E-Mail ________________________________

VOLUNTARY TRANSFER OF CORPORATE ASSETS: The undersigned acknowledges that he/she is authorized by the Board of Directors to sign this Agreement on behalf of the Seller corporation and that this sale does not constitute a sale, lease, or exchange of all or substantially all the property and assets of the corporation, such as would require the authorization or consent of the shareholders pursuant to 15 P.S. §1311.

SELLER’S ACCEPTANCE: Seller hereby accepts the above contract this (date) 4-13-04

WITNESS _________________________SELLER /s/ Sandy B. Sewitch CFO DATE 4-13-04

Seller Name (print) GENERAL, KENETICS INCORPORATED SS/TI # ____________________

Mailing Address 10688-D Crestwood DC, Manassas VA 20109

Phone #s _______________ FAX # _______________ E-Mail _______________

WITNESS _________________________SELLER ____________________DATE _____________________

Seller Name (print) ________________________________________SS/TI # ____________________

Mailing Address____________________________________________________________________

Phone #s _______________ FAX # _______________ E-Mail ________________________________

WITNESS _________________________SELLER ____________________DATE _____________________

Seller Name (print) ________________________________________SS/TI # ____________________

Mailing Address____________________________________________________________________

Phone #s _______________ FAX # _______________ E-Mail ________________________________

The undersigned    ☐  Listing Broker    ☐   Selling Broker agree to submit to arbitration in accordance with paragraph 19 of this Agreement.

LISTING BROKER (Company Name) __________________________________________________

ACCEPTED BY ______________________________DATE__________

SELLING BROKER (Company Name) JOHN HILL REAL ESTATE

ACCEPTED BY /s/ Brian K. Chirillo DATE 4/8/04